UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: December 1, 2011
(Date of earliest event reported)

GENMED HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada --------------------------------	000-26607 --------------------------------	88-0390828 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Rontgenlaan 27, 2719 DX
Zoetemeer, The Nethrlands
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(Address of principal executive offices) (Zip Code)

011-31-791-630-129
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(Registrant’s telephone no., including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)    Effective December 1, 2011, the Board of Directors of Genmed Holding Corp. (the “Company”) approved the dismissal of Meyler & Company, LLC (“Meyler & Co.”) as the Company’s independent registered public accounting firm.

During the fiscal years ended December 31, 2010 and 2009 and during the period from January 1, 2011 through December 1, 2011, the Company had (i) no disagreements with Meyler & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to Meyler & Co.’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim periods and (ii) except as disclosed in the next sentence, no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K during the two most recent fiscal years or the subsequent interim period. As of December 31, 2010, the Company had material weaknesses related to internal controls over financial reporting based on the criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”).  Based on this evaluation under the criteria established in Internal Control – Integrated Framework, our management concluded that our internal control over financial reporting was not effective as of December 31, 2010.  Based on that evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that, as of that date, the Company’s disclosure controls and procedures required by paragraph (b) of Exchange Act Rules 13a-15 or 15d-15, were not effective at a reasonable assurance level.  Managements' assessment identified the following material weaknesses:  (1)  As of September 30, 2011, there was a lack of accounting personnel with the requisite knowledge of Generally Accepted Accounting Principles (GAAP) in the US and the financial reporting requirements of the Securities and Exchange Commission; (2)  As of September 30, 2011, there were insufficient written policies and procedures to insure the correct application of accounting and financial reporting with respect to current requirements of GAAP and SEC disclosure requirements;  (3)  As of September 30, 2011, there was a lack of segregation of duties, in that we had only one person performing all accounting-related duties;  (4)  As of September 30, 2011, there were no independent directors and no independent audit committee.  Notwithstanding the existence of these material weaknesses in our internal control over financial reporting, our management believes that the financial statements included in its reports fairly present in all material respects the Company’s financial condition, results of operations and cash flows for the periods presented.  We continue to evaluate the effectiveness of internal controls and procedures on an on-going basis.  We plan to further address these issues once we commence operations and are able to hire additional personnel in financial reporting.   The material weaknesses were disclosed in Items 9AT of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and in Part I, Item 4 of the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011. The Company has discussed this matter with Meyler & Co. The Company has authorized Meyler & Co. to respond fully to the inquiries of Malone & Bailey, LLP concerning this matter.

Except as noted in the paragraph below, Meyler & Co.’s report on the Company’s consolidated financial statements for the fiscal years ended December 31, 2010 and 2009 does not contain any adverse opinion or disclaimer of opinion, nor is it qualified or modified as to uncertainty, audit scope, or accounting principles.

The reports of Meyler & Co. on the Company's consolidated Financial Statements as of and for the years ended December 31, 2010 and 2009 contained an explanatory paragraph which noted that there was substantial doubt as to the Company's ability to continue as a going concern as the Company had a net loss and has incurred cumulative net losses since inception.

The Company has provided Meyler & Co. a copy of the disclosures it is making in this Current Report on Form 8-K prior to filing with the SEC and requested that Meyler & Co. furnish the Company with a letter addressed to the SEC stating whether or not Meyler & Co. agrees with the above statements. A copy of such letter, dated December 7, 2011, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)    Also, effective December 1, 2011, the Company approved the engagement of Malone & Bailey LLP as the Company’s independent registered certified public accounting firm.

During the fiscal years ended December 31, 2010 and 2009 and during the period from January 1, 2011 through December 1, neither the Company nor anyone on its behalf has consulted with Malone & Bailey LLP regarding (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Malone & Bailey LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or any reportable event as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Document

Exhibit 16.1	Letter of Meyler & Company, LLC dated December 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMED HOLDING CORP.
(Registrant)

Date: December 7, 2011	By: /s/ Randy Hibma
Randy Hibma
Chief Financial Officer